Exhibit 99.3

The GEO Group, Inc.

Special Dividend

On December 6, 2012, we declared a special dividend of $5.68 per share of common stock, representing approximately $350 million of accumulated earnings and profits, payable to shareholders of record as of the close of business on December 12, 2012. We expect to pay this special dividend on December 31, 2012. Shareholders will have the option to elect to receive the special dividend in cash or shares of our common stock, as described in more detail below. We will limit the aggregate amount of cash payable to shareholders (other than cash payable in lieu of fractional shares) to the amount of cash paid pursuant to the lottery described below, plus 20% of the total dividend amount remaining after the lottery. Shareholders who elect to receive cash will be placed in a lottery to receive all cash, with the total cash consideration issued in the lottery capped at approximately $7.35 million or 2.1% of the special dividend. Shareholders who do not make an election will not participate in the lottery, but will otherwise be deemed to have chosen the cash option. If, following the lottery, total remaining cash elections (including deemed cash elections) exceed 20% of the remaining dividend amount, each shareholder who was not selected in the lottery and elected to receive cash (including deemed cash elections) will receive stock and a pro rata portion of the available cash. As a result, a shareholder electing to receive all cash will receive at least 20% of the shareholder’s portion of the special dividend in cash. If a shareholder elects to receive the special dividend in shares of our common stock, the shareholder will receive 100% of the shareholder’s portion of the special dividend in shares of our common stock.

Our shares of common stock are listed on the New York Stock Exchange under the symbol “GEO.” The value per share of common stock for purposes of the special dividend will be the average opening price per share of our common stock on the New York Stock Exchange on December 26 and 27, 2012, the two trading days following December 24, 2012, the date the election forms are due.

The total number of shares of common stock that we will issue in connection with the special dividend will be determined by dividing (1) the aggregate value of the special dividend ($350 million), less the total amount of cash to be paid as part of the special dividend (approximately $77 million; assuming the cash option is fully subscribed, which we expect will result in a total value of shares of common stock to be issued of approximately $273 million), by (2) the average opening price per share of our common stock on the New York Stock Exchange on December 26 and 27, 2012, the two trading days following December 24, 2012, the date the election forms are due. Based on a price of $29.17 per share of our common stock (the opening price per share of common stock on December 12, 2012), we estimate that approximately 9.4 million shares of common stock will be issued in the special dividend.

To make your election, complete and sign the enclosed election form and deliver it to Computershare Trust Company, N.A., our election agent (“Computershare”), no later than 5:00 p.m., Eastern Time, on December 24, 2012. You may change your election by delivering a new, properly completed election form bearing a later date than your previously submitted election form to our election agent by 5:00 p.m., Eastern Time, on December 24, 2012.

If you fail to make a timely election you will not participate in the lottery, but will otherwise be deemed to have chosen the cash election and will receive your portion of the special dividend in cash, subject to the cash limitation described above.

Before completing your election form, you should carefully read and consider the accompanying materials. If your shares are held in the name of a bank, broker or nominee, please promptly inform the bank, broker or nominee of the election (or any revocation of an election) they should make on your behalf.

ACCOMPANYING MATERIALS RELATING TO SPECIAL DIVIDEND

ALL SHAREHOLDER ELECTIONS MUST BE RECEIVED BY COMPUTERSHARE TRUST COMPANY, N.A. BY 5:00 P.M., EASTERN TIME, ON DECEMBER 24, 2012 (THE “ELECTION DEADLINE”). ELECTIONS MAY BE SUBMITTED OR RESUBMITTED AT ANY TIME PRIOR TO THE ELECTION DEADLINE BUT NOT THEREAFTER. IF YOU DO NOT RETURN THE ENCLOSED ELECTION FORM BY THE ELECTION DEADLINE, YOU WILL RECEIVE YOUR SPECIAL DIVIDEND IN CASH SUBJECT TO THE CASH LIMITATION DESCRIBED HEREIN.

Why am I receiving this document and the enclosed election form?

You have received this document and the enclosed election form because our records indicate that you own shares of common stock, par value $0.01 per share (“Common Stock”), of The GEO Group, Inc., a Florida corporation (the “Company” or “we”), as of the close of business on December 12, 2012 (the “Record Date”). On December 6, 2012, in connection with the Company’s planned conversion to a real estate investment trust (“REIT”), our Board of Directors (the “Board”) declared a special dividend (the “Special Dividend”) of $5.68 per share of Common Stock, representing approximately $350 million of accumulated earnings and profits, payable to the shareholders of record as of the Record Date. Shareholders will have the option to elect to receive the Special Dividend in cash or shares of Common Stock, as described in more detail below. This document provides you with information about the Special Dividend and contains an election form that you should complete to indicate whether you wish to participate in the lottery and whether you wish to receive the Special Dividend in cash or Common Stock, as further described below.

Why is the Company paying the Special Dividend and when will the Special Dividend be paid?

For the Company to be eligible to elect REIT status for federal income tax purposes for its fiscal year beginning January 1, 2013, we must distribute to our shareholders, on or before December 31, 2013, our previously undistributed earnings and profits (“E&P”) attributable to all taxable periods ending prior to January 1, 2013 (our “Pre-2013 Accumulated E&P”). We have determined to pay the Special Dividend by year-end 2012 as we believe it provides shareholders with maximum value as year-end 2012 approaches and provides shareholders with the benefit of the lower federal income tax rate applicable to dividends that is currently set to expire at year-end.

We expect to pay the Special Dividend on December 31, 2012.

Will I receive the Special Dividend in Cash or Common Stock?

You have the right to elect, prior to the Election Deadline, to be paid your pro rata portion of the Special Dividend all in cash (a “Cash Election”) or all in Common Stock (a “Stock Election”); provided, however, that the total amount of cash payable to all shareholders in the Special Dividend will be limited to a maximum of the amount of cash paid pursuant to the lottery described below, plus 20% of the total dividend amount remaining after the lottery or an aggregate of $77 million (the “Cash Amount”), with the balance of the Special Dividend or an aggregate of $273 million payable in the form of Common Stock. Shareholders who check the Cash Election (+ Lottery Entry) box on the election form will be placed in a lottery to receive all cash, with the total cash consideration issued in the lottery capped at approximately $7.35 million or 2.1% of the Special Dividend. If you fail to timely return a properly completed election form before the Election Deadline, if you check both the Cash Election (+ Lottery Entry) box and the Stock Election box on the election form or if you submit an election form with neither of the boxes clearly checked, you will not participate in the lottery, but will otherwise be deemed to have chosen the Cash Election and will receive your portion of the Special Dividend in cash, subject to the cash limitation described herein. A shareholder who chooses the Stock Election will receive 100% of the shareholder’s portion of the Special Dividend in shares of our Common Stock.

If the Cash Amount is fully subscribed, the total number of shares of Common Stock to be issued in the Special Dividend will be determined by dividing $273 million by the average opening price per share of our Common Stock on the New York Stock Exchange on December 26 and 27, 2012, the two trading days following the date of the Election Deadline. Based on a price of $29.17 per share of Common Stock (the opening price of our Common Stock on December 12, 2012 on the New York Stock Exchange), if the Cash Amount is fully subscribed, we estimate that approximately 9.4 million shares of Common Stock will be issued in the Special Dividend. The actual number of shares of Common Stock issued will depend on the number of shareholders checking the Cash Election (+ Lottery Entry) box, the number of shareholders who are deemed to have chosen the Cash Election, and the price of our Common Stock on the valuation dates, and could vary substantially from this estimate. We will pay cash in lieu of issuing any fractional shares, but cash paid in lieu of fractional shares will not count toward the Cash Amount.

All Common Stock issued in connection with the Special Dividend will be issued in book-entry form, regardless of whether the shares of Common Stock you currently own are in book-entry form or represented by a physical certificate.

Because the Cash Amount is limited to $77 million, the actual amount of cash that will be paid to shareholders who check the Cash Election (+ Lottery Entry) box on their election forms or are deemed to have chosen the Cash Election will depend upon whether the aggregate amount of all Cash Elections exceeds the Cash Amount. Shareholders who check the Cash Election (+ Lottery Entry) box on the election form and follow the instructions for returning a properly completed election form will be placed in a lottery to receive all cash, with the total cash consideration issued in the lottery capped at approximately $7.35 million or 2.1% of the Special Dividend. Shareholders who do not make an election will be deemed to have chosen the Cash Election, but will not participate in the lottery. If, following the lottery, total remaining Cash Elections (including deemed Cash Elections) exceed 20% of the remaining dividend amount, each shareholder who checked the Cash Election (+ Lottery Entry) box on the election form (other than any such shareholder selected in the lottery to receive all cash) or was deemed to have chosen the Cash Election will receive stock and a pro rata portion of the available cash. As a result, a shareholder electing to receive all cash will receive at least 20% of the shareholder’s portion of the dividend in cash. However, because the portion of the Special Dividend payable in cash is limited to the Cash Amount, other than shareholders that make a Cash Election and are chosen in the lottery to receive all cash, shareholders making Cash Elections (including deemed Cash Elections) may not receive all cash. The number of shares of Common Stock a shareholder will receive will be based on the average opening price per share of Common Stock on the New York Stock Exchange on December 26 and 27, 2012, the two trading days following the Election Deadline. All cash payments to which a shareholder is entitled will be rounded up to the nearest penny.

Does the payment of the Special Dividend mean the Company will become a REIT?

While we intend to elect to be treated as a REIT for tax purposes and we have taken steps to position the Company to convert to a REIT, we still need to finalize certain tasks, including completing internal reorganizations, divesting the business of GEO Care, Inc. which holds our healthcare facility management contracts, and receiving necessary customer consents. We plan to finish all of these tasks by December 31, 2012. We have applied but have not received a favorable private letter ruling from the Internal Revenue Service (the “IRS”) regarding certain aspects of our qualification as a REIT. We do not need such a ruling in order for us to begin operating in compliance with the REIT rules on January 1, 2013. We believe that, following completion of the tasks noted above by December 31, 2012, we will be organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”) and that our planned method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code.

However, REIT qualification involves the application of highly technical and complex provisions of the Code to our operations as well as various factual determinations concerning matters and circumstances not entirely within our control. We can provide no assurance whether qualification as a REIT as of the tax period beginning January 1, 2013, and continued qualification for tax periods thereafter, will be achieved. In addition, even after we have paid the Special Dividend and divested ourselves of the GEO Care business, we may decide not to elect to be a REIT for fiscal year 2013 if our Board determines that, for any reason, including failure to receive a favorable private letter ruling from the IRS or a change in tax law, it is in the best interest of the Company and our shareholders not to elect REIT status.

How do I make an election to receive cash or Common Stock with respect to the Special Dividend?

We have enclosed an election form with this document so that you can inform us whether you want to receive your Special Dividend in cash or Common Stock. You may only elect one method of payment for the Special Dividend with respect to all Common Stock you own as of the Record Date. If you want to elect the Cash Election (+ Lottery Entry) option or the Stock Election option, complete and sign the election form and deliver it to Computershare in the enclosed postage-paid envelope or in accordance with the delivery instructions on the enclosed election form as soon as possible, but no later than the Election Deadline of 5:00 p.m., Eastern Time, on December 24, 2012. The submission of an election form with respect to the Special Dividend will constitute the electing shareholder’s representation and warranty that such shareholder has full power and authority to make such election.

If you do not timely return a properly completed election form before the Election Deadline, if you check both the Cash Election (+ Lottery Entry) box and the Stock Election box or if you submit an election form with neither of the boxes clearly checked, you will not participate in the lottery, but will otherwise be deemed to have chosen the Cash Election and will receive your portion of the Special Dividend in cash, subject to the cash limitation described above.

We will resolve in our sole discretion any question as to the validity, form, eligibility (including time of receipt) and acceptance by us of any election form for the Special Dividend and our decision regarding any such questions will be final and binding. We reserve the absolute right to reject, in our sole discretion, any and all election forms that we decide are not in proper form, not received by the Election Deadline, ineligible or otherwise invalid or the acceptance of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the election form submitted by any particular shareholder, whether or not similar defects or irregularities are waived for other shareholders. No valid election will be deemed to have been made until all defects or irregularities have been cured or waived to our satisfaction. Neither we nor the election agent nor any other person will be under any duty to give notification of any defects or irregularities in election forms or incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the Special Dividend will be final and binding.

How should I send in my election form?

The election form should be returned in the enclosed envelope provided. You may also return the election form by sending a PDF of the election form to the following e-mail address: shareholder@computershare.com. If your shares are held through a bank, broker or nominee, please promptly inform the bank, broker or nominee of the election as explained in the following paragraph. The method of delivery of the election form is at the option and risk of the shareholder making the election. The delivery will be deemed made only when the election form is actually received by Computershare.

What if my shares of Common Stock are held in the name of a bank, broker or nominee?

If your shares are held in the name of a bank, broker or nominee, please promptly inform the bank, broker or nominee of the election (or any revocation of an election) they should make on your behalf. If your shares of Common Stock are held in the name of a bank, broker or nominee, and you do not inform the bank, broker or nominee, in accordance with the instructions provided by the bank, broker or nominee, of the election they should make on your behalf, the bank, broker or nominee may not make an election, or participate in the lottery, on your behalf.

Can I change my election?

Once made, a shareholder’s election is only revocable by returning a new, properly completed election form prior to the Election Deadline. After the Election Deadline, a shareholder election will be irrevocable. Shareholders entitled to the Special Dividend who fail to make an election by the Election Deadline will not participate in the lottery and will receive cash in payment of the Special Dividend subject to the cash limitation described above.

What are the material federal income tax consequences of the Special Dividend?

A shareholder receiving the Special Dividend will be treated for federal income tax purposes as receiving a distribution in an amount equal to the sum of the value of any Common Stock received plus the amount of cash received, if any. In computing this distribution amount, any Common Stock received by a shareholder will be valued at its fair market value as of the day we pay the Special Dividend. A shareholder that receives any of our Common Stock pursuant to the Special Dividend will generally have a tax basis in such shares equal to the fair market value of such shares on the day we pay the Special Dividend, and the holding period in such shares will begin on the day following the payment of the Special Dividend.

The amount distributed to a shareholder will be treated as a dividend for federal income tax purposes to the extent such amount is paid out of our Pre-2013 Accumulated E&P. To the extent the distribution to a shareholder exceeds our Pre-2013 Accumulated E&P, such excess will generally represent a return of capital and will not be taxable to a shareholder to the extent that it does not exceed the adjusted basis of the stockholder’s shares in respect of which the distribution was made, but rather, will reduce the adjusted basis of those shares. To the extent that such excess distribution exceeds the adjusted basis of a shareholder’s shares, that excess is treated as capital gain income. The particular federal income tax treatment of dividends, returns of capital, and capital gain income are described in further detail below.

The federal income tax consequences of the Special Dividend vary depending on whether you are a U.S. Holder or a Non-U.S. Holder. A U.S. Holder is, unless otherwise provided by an applicable tax treaty, any of the following: (i) a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the federal income tax laws; (ii) an entity treated as a corporation for federal income tax purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to federal income taxation regardless of its source; and (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or an electing trust in existence on August 20, 1996, to the extent provided in Treasury regulations.

Conversely, a Non-U.S. Holder is any person other than a U.S. Holder. If a partnership (including any entity treated as a partnership for tax purposes) is a beneficial owner of our shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities and status of the partnership; a beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the federal income tax consequences of the Special Dividend.

If you are a U.S. Holder. The Special Dividend will generally be taxable to noncorporate U.S. Holders at the 15% “qualified dividend income” rate to the extent that the Special Dividend is paid out of our Pre-2013 Accumulated E&P. Unless extended by Congress, taxation of qualified dividend income at 15% is set to expire and increase to a rate of up to 43.4% for noncorporate U.S. Holders who receive the dividend in their taxable years beginning after December 31, 2012, but we expect to pay the Special Dividend on December 31, 2012. The 15% maximum tax rate available to noncorporate U.S. Holders for “qualified dividend income” is not available, however, unless the shares on which an otherwise qualifying dividend is paid have been held for more than 60 days during the 121-day period beginning 60 days before the date on which the shares become ex-dividend. For purposes of calculating the 60-day holding period as applied to noncorporate U.S. Holders potentially eligible to be taxed on “qualified dividend income” at reduced rates, any period in which the holder has an option to sell, is under a contractual obligation to sell, has made and not closed a short sale of, or has granted certain options to buy substantially identical shares or securities, or holds one or more other positions in substantially similar or related property that diminishes the risk of loss from holding our Common Stock will not be counted toward the required holding period. Assuming that these holding period requirements are met, the Special Dividend should qualify for the maximum 15% tax rate available to noncorporate U.S. Holders. To the extent the Special Dividend exceeds our Pre-2013 Accumulated E&P, such excess will generally represent a return of capital and will not be taxable to a U.S. Holder to the extent that they do not exceed the adjusted basis of the U.S. Holder’s shares in respect of which the distributions were made, but rather, will reduce the adjusted basis of those shares. To the extent that such distributions exceed the adjusted basis of a U.S. Holder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less.

The Special Dividend is likely to be an “extraordinary dividend.” An “extraordinary dividend” is a dividend that is equal to at least 10% of a shareholder’s adjusted basis in its Common Stock. A noncorporate U.S. Holder that receives an extraordinary dividend and later sells its underlying shares at a loss will be treated as realizing a long-term capital loss, regardless of its holding period in its Common Stock, to the extent of the extraordinary dividend.

The Special Dividend may not be eligible for the dividends-received deduction available to U.S. Holders that are domestic corporations other than S corporations. Such corporate holders should also consider the possible effects of section 1059 of the Code, which reduces a corporate holder’s basis in its shares, but not below zero, by the nontaxed portion of an extraordinary dividend, where the holder has not held such shares for more than two years before the dividend announcement date. Corporate shareholders should also consider the effect of the corporate alternative minimum tax, which imposes a maximum tax rate of 20% on a corporation’s alternative minimum taxable income for the taxable year and which is calculated without regard to the dividends received deduction.

Unless we or another applicable withholding agent receive from a U.S. Holder a properly executed IRS Form W-9 or a substantially similar form, 28% of the Special Dividend may be required to be withheld and remitted to the IRS. To the extent that the cash portion of the Special Dividend is insufficient to satisfy any required backup withholding, we or the other withholding agent will collect the amount required to be withheld by reducing to cash for remittance to the IRS a sufficient portion of the Common Stock that the U.S. Holder would otherwise receive, and the U.S. Holder may bear brokerage or other costs for this withholding procedure.

If you are a Non-U.S. Holder. The rules governing the United States federal income taxation of Non-U.S. Holders are complex, and the following discussion is intended only as a summary of these rules. For example, the following discussion does not address U.S. citizens or residents who have expatriated, Non-U.S. Holders who are individuals present in the United States for 183 days or more during the taxable year and have a “tax home” in the United States, and other special classes of Non-U.S. Holders. If you are a Non-U.S. Holder, we urge you to consult with your own tax advisor to determine the impact of the United States federal income tax laws, including any tax return filing and other reporting requirements, with respect to your ownership of Common Stock and the payment of the Special Dividend.

In general, Non-U.S. Holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our Common Stock. In cases where the dividend income from a Non-U.S. Holder’s investment in our Common Stock is, or as described below is deemed to be, effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. tax at graduated rates in the same manner as U.S. Holders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. Holder and the income may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation.

The portion of the Special Dividend received by Non-U.S. Holders and paid out of our Pre-2013 Accumulated E&P which is not effectively connected with a U.S. trade or business of the Non-U.S. Holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by an applicable income tax treaty. To the extent that the cash portion of the Special Dividend is insufficient to satisfy the required withholding, we or other applicable withholding agents will collect the amount required to be withheld by reducing to cash for remittance to the IRS a sufficient portion of the Common Stock that the Non-U.S. Holder would otherwise receive, and the Non-U.S. Holder may bear brokerage or other costs for this withholding procedure. To the extent the Special Dividend exceeds our Pre-2013 Accumulated E&P, such excess will generally represent a return of capital and will not be taxable to a Non-U.S. Holder to the extent that it does not exceed the adjusted basis of the Non-U.S. Holder’s shares in respect of which the distributions were made, but rather, will reduce the adjusted basis of those shares. To the extent that distributions in excess of our Pre-2013 Accumulated E&P exceed the Non-U.S. Holder’s adjusted basis in our shares, the distributions will give rise to tax liability if the Non-U.S. Holder would otherwise be subject to tax on any gain from the sale or exchange of these shares, as discussed below. If withholding is applied to any portion of the Special Dividend that represents a return of capital, rather than a dividend out of our Pre-2013 Accumulated E&P, the Non-U.S. Holder must nevertheless reduce its tax basis in its shares in us by the amount of returned capital and may file for a refund from the IRS for the amount of withheld tax in excess of its actual tax liability.

If our shares constitute a United States real property interest (“USRPI”) under sections 897 and 1445 of the Code, as described below, with respect to a Non-U.S. Holder, then distributions by us in excess of the sum of our Pre-2013 Accumulated E&P plus the Non-U.S. Holder’s basis in our shares will potentially be subject to net income taxation, including any applicable capital gains preferential rates, that would apply to a U.S. Holder of the same type, for example, an individual or a corporation, as the case may be. Our Common Stock will be treated as USRPI if at any time during the shorter of the Non-U.S. Holder’s holding period in the Common Stock or the five years preceding payment of the Special Dividend, 50% or more of our assets consisted of interests in real property located within the United States, excluding for this purpose interests in real property solely in a capacity as a creditor. We believe that our Common Stock are of a class that is “regularly traded,” as defined by applicable Treasury Department regulations, on an established securities market and therefore a Non-U.S. Holder’s gain from sale of our Common Stock generally will not be described within sections 897 and 1445 of the Code, provided that the Non-U.S. Holder held (taking into account applicable “constructive ownership” rules) 5% or less of our Common Stock at all times during the shorter of the Non-U.S. Holder’s holding period in the Common Stock or the five years preceding payment of the Special Dividend. If gain on the sale of our Common Stock were subject to net income taxation on account of sections 897 and 1445 of the Code, the Non-U.S. Holder would be required to file a U.S. federal income tax return and would generally be subject to the same treatment as a U.S. Holder with respect to such gain.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS OF COMMON STOCK ARE HEREBY NOTIFIED THAT (A) ANY DISCUSSION OF U.S. FEDERAL INCOME TAX ISSUES IN THIS LETTER IS NOT INTENDED OR WRITTEN BY US TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS OF COMMON STOCK FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON SUCH SHAREHOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS OF COMMON STOCK SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Is there other information I should consider when making an election?

Before making your election, you are urged to carefully read our Annual Report on Form 10-K for the year ended December 31, 2011, including the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” our Quarterly Reports for the quarters ended April 1, 2012, July 1, 2012 and September 30, 2012, including the sections entitled “Risk Factors” and “Forward-Looking Statements,” our Current Reports on Form 8-K filed on March 23, 2012, May 3, 2012, May 10, 2012, May 15, 2012, July 26, 2012, August 13, 2012, August 28, 2012, September 6, 2012, November 9, 2012, December 12, 2012 and December 14, 2012, each of which we have filed with the Securities and Exchange Commission (“SEC”), as updated by our subsequent filings with the SEC, as well as other documents we file with the SEC.

If I have questions about the election form, whom should I contact?

If you are a shareholder of record and you have any questions about completing or submitting the election form, or need a new election form, please call Georgeson, our information agent, at (800) 213-0473. If your shares are held in the name of a bank, broker or nominee, and such bank, broker or nominee has any questions, they may call Georgeson at (212) 440-9800.

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